UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

AIADVERTISING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-13215	30-0050402
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

321 Sixth Street San Antonio, TX	78215
(Address of Principal Executive Offices)	(Zip Code)

(805) 964-3313

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Tile of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 29, 2024, AiAdvertising, Inc. (the “Company”) entered into amendment no. 1 (the “Amendment”) to that certain securities purchase agreement (the “Purchase Agreement”) with Hexagon Partners, Ltd., (the “Purchaser”), pursuant to which the Company and the Purchaser amended the terms of the purchase and sale of additional shares of the Company’s Series I Preferred Stock (the “Series I Preferred Stock”). The Amendment provides for a ten (10) month option from the initial closing of the Purchase Agreement, to purchase (i) a second tranche consisting of up to 892,857 additional shares of Preferred Stock, at a price equal to $2.80 per share (the “Tranche B Option”), and (ii) a third tranche consisting of up to 168,269 additional shares of Preferred Stock, at a price equal to $10.40 per share. On January 30, 2024, the Purchaser exercised the Tranche B Option and the Company sold to the Purchaser 892,857 shares of Series I Preferred Stock at price of $2.80 per share.

The Amendment also provided the Purchaser with certain rights of participation in a future financing transaction by the Company.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On January 30, 2024, the Company, provided notice of its termination, effective January 30, 2024, of that certain purchase agreement with GHS Investments, LLC (“GHS”) dated as of March 28, 2022 and amended on July 28, 2022 (the “GHS Purchase Agreement”). As previously reported, pursuant to the GHS Purchase Agreement, the Company could offer and sell to GHS, in its discretion, up to $10,000,000 of shares of the Company’s common stock. The Company is not subject to any termination penalties related to the termination of the GHS Purchase Agreement.

Item 7.01 Regulation FD Disclosure.

On January 31, 2024, the Company issued a press release announcing the completion of the second tranche of the Purchase Agreement and the termination of the GHS Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by us under the Exchange Act or Securities Act, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Exhibit
10.1	Amendment No. 1 to Securities Purchase Agreement between AiAdvertising, Inc. and Hexagon Partners, Ltd.
99.1	Press Release issued January 31, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIADVERTISING, INC.

Date: February 1, 2024	By:	/s/ Gerard Hug
		Name:	Gerard Hug
		Title:	Chief Executive Officer

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